UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First Investors Financial Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Investors Financial Services Group, Inc.

675 Bering Drive, Suite 710

Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 8, 2005

Dear Shareholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Investors Financial Services Group, Inc., a Texas corporation, will be held at the offices of the Company located at 675 Bering Drive, Suite 710, Houston, Texas 77057, on Thursday, September 8, 2005 at 11 a.m., local time, for the following purposes:

1.                                       To elect seven directors to serve for the ensuing year or until their respective successors have been elected and qualified.

2.                                       To approve the adoption of the 2005 Employee Stock Option Plan.

3.                                       To ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ended April 30, 2006.

4.                                       To transact any other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

The close of business on July 29, 2005, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting.

The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005, accompanies the enclosed proxy statement.  The Annual Report does not form any part of the material for solicitation of proxies.

By Order of the Board of Directors

Houston, Texas	/s/ Bennie H. Duck
August 5, 2005	Bennie H. Duck, Secretary

IMPORTANT:  PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

FIRST INVESTORS FINANCIAL SERVICES, INC.

675 Bering Drive, Suite 710

Houston, Texas 77057

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held September 8, 2005

We are soliciting the accompanying proxy in connection with our annual meeting of shareholders to be held at our offices located at 675 Bering Drive, Suite 710, Houston, Texas 77057, on September 8, 2005 at 11 a.m., local time.  When the proxy is properly executed and returned, the shares of common stock it represents will be voted at the annual meeting as directed.  Unless otherwise specified, the shares will be voted “FOR” the election of the nominees for director named in the proxy and each proposal in the proxy.  As of the date of this proxy statement, management does not know of any matters to be brought before the annual meeting other than the proposals set forth in the notice accompanying this proxy statement; however, should any other matters be properly raised at the annual meeting, it is the intention of each of the persons named in the proxy to vote the shares represented by the proxy in accordance with his judgment.

A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to our corporate Secretary at or before the annual meeting, by duly executing a subsequent proxy relating to the same number of shares or by attending the annual meeting and voting in person.

We are sending this proxy statement and accompanying notice, proxy card and our Annual Report on Form 10-K for the fiscal year ended April 30, 2005, to shareholders on or about August 5, 2005.

VOTING SECURITIES

Only holders of record of our common stock at the close of business on July 29, 2005, are entitled to receive notice of and to vote at the annual meeting or at any postponement or adjournment of the meeting.  On the record date there were 4,411,693 shares of our common stock outstanding.  Each share of common stock entitles its holder to one vote.  Shareholders may not cumulate their votes.

The presence at the annual meeting, in person or by proxy, of holders of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum for the transaction of business.  A plurality vote of the outstanding shares of common stock represented at the annual meeting is required for the election of directors.  The affirmative vote of a majority of the outstanding shares of common stock represented and entitled to vote at the annual meeting is required to approve each other proposal.  If a share of common stock is represented for any purpose at the annual meeting, it is deemed to be present for all other matters.  Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining the number of votes present for all matters at the meeting.  Shares with respect to which authority is witheld, abstentions and shares held by brokers or nominees that are not voted are treated as shares as to which voting authority has been withheld by the holder of those shares and, therefore, have the effect of a vote against the proposal.

PROPOSAL 1:

ELECTION OF DIRECTORS

In accordance with the Company’s Bylaws, the Board has determined that for the forthcoming year, and until increased or decreased by the Board, the Board of Directors shall be composed of seven persons.  At the annual meeting, seven directors will be elected to hold office until the 2006 annual meeting of shareholders or until their respective successors are duly elected and qualified.  Each of the nominees is presently a member of the Board of Directors, has consented to being named in this proxy statement and has notified us that he intends to serve, if elected.

The seven nominees receiving the highest number of affirmative votes will be elected to the Board.  Shareholders may withhold authority to vote for any or all nominees for director.  If any nominee becomes unavailable for election for any reason, then the shares represented by the proxy will be voted for the remainder of the listed nominees and for such other nominees as may be designated by the Board as replacements for those who become unavailable.  Discretionary authority to do so is included in the proxy.

The following table sets forth certain information concerning the persons who have been nominated for election as directors.

Name	Age	Position

Tommy A. Moore, Jr.	48	Chairman of the Board, President and Chief Executive Officer
Roberto Marchesini	61	Director and Vice President – Portfolio Risk Management
Robert L. Clarke (1)	63	Director
Walter A. Stockard, Jr.	52	Director
Seymour M. Jacobs (1)(2)	44	Director
John H. Buck(2)	62	Director
Daniel M. Theriault (1)(2)	46	Director

(1)                                  Member of the Audit Committee

(2)                                  Member of the Compensation Committee

Tommy A. Moore, Jr., a co-founder of the Company in 1989, has served as its President and Chief Executive Officer and a director since that time.  Mr. Moore was elected to the additional position of Chairman of the Board in July 2000.  Prior to organizing the Company, Mr. Moore was employed in commercial banking in Houston, Texas where his responsibilities included retail and commercial lending and also served for a time as manager of finance and leasing for a Houston auto dealership.

Dr. Roberto Marchesini became a director in June 1995, and served as the Treasurer, Secretary and Chief Financial Officer of the Company from its inception in 1989 until May 1, 1996, when his duties were reduced to enable him to resume his teaching pursuits.  He remains a director and also continues to serve the Company as its Vice President - Portfolio Risk Management.  Prior to June 1995 and subsequent to May 1, 1996 to present, he has also been employed as a Professor of Finance at the University of Houston, Clear Lake, where he has taught in the areas of finance, economics and accounting since 1974 and has served as the Associate Director of the University’s Center for Economic Development and Research.  Dr. Marchesini holds a Ph.D. degree in economics conferred by the University of Texas in 1974 and a degree in accounting received from the Technical Institute of Rome in 1963.

Robert L. Clarke became a director in June 1995, and has been a senior partner of the law firm of Bracewell & Giuliani, LLP, Houston, Texas since 1992.  From 1985 to 1992, he served as the Comptroller of the Currency of the United States.  Mr. Clarke also serves as a director of Eagle Materials,Inc. and Stewart Information Services Corporation, both of which are publicly-held companies.

Walter A. Stockard, Jr. has been a director of the Company since 1989 and has been an investor in oil and gas properties and real estate for more than the past five years.

Seymour M. Jacobs became a director in November 2000 and is the founder and General Partner of JAM Partners, L.P., a hedge fund based in New York City and the managing member of Jacobs Asset Management LLC, an investment management firm also located in New York City.  Prior to founding these firms, Mr. Jacobs worked as an investment securities analyst from 1983-1995, including most recently with Alex. Brown and Sons which served as the lead underwriter of the Company’s initial public offering.

John H. Buck is a retired founding partner of the Houston law firm of Buck, Keenan and Gage and served as coporate legal counsel to the Company from 1992 until his retirement in 2001.  Mr. Buck is a graduate of Yale Law

School and has over 31 years experience in general corporate and securities law and commercial litigation including transactional work in corporate finance and mergers and acquisitions.

Daniel M. Theriault joined the Board of Directors in April 2003.  He currently serves as Managing Member of Kineo Advisors, LLC, an investment advisory firm which he founded in 2004.  Prior to founding Kineo Advisors, Mr. Theriault served as a Senior Portfolio Manager with John A. Levin & Co. from 1997 to 2004. Prior to joining John A. Levin & Co. in 1997, he served as President and Chairman of the Advisory Committee for the T. Rowe Price Financial Services Fund from its inception in September 1996 through October 1997 and served as Vice President and research analyst primarily responsible for analyzing the insurance and financial services industries from 1995 to 1997.  Previously Mr. Theriault spent five years as a securities analyst, four years in the insurance industry and five years in public accounting.  He graduated with a B.S., cum laude from Boston College and holds designations as a Certified Public Accountant and as a Chartered Financial Analyst.

Recommendation Regarding Election of Directors

The Board of Directors recommends that you vote FOR the seven named nominees to be elected as our directors.

PROPOSAL 2:

APPROVE THE ADOPTION OF THE 2005 EMPLOYEE STOCK OPTION PLAN

The Board of Directors has adopted the 2005 Employee Stock Option Plan and authorized the availability, subject to shareholder approval, of 200,000 shares of common stock for issuance under the plan and directed that adoption of the plan be submitted to our shareholders for approval.

Purpose and Participation.  The 2005 Employee Stock Option Plan provides a plan under which the Compensation Committee can continue to award stock options to key members of management and key employees following the expiration of the 1995 Employee Stock Option Plan in June 2005.

Administration.  The 2005 Employee Stock Option Plan will be administered by the Compensation Committee of the Board of Directors.  Options may be granted either as incentive stock options (which are intended to qualify for certain favorable tax treatment) or as non-qualified stock options.  The following provides a summary of the material terms of the plan.  A copy of the plan has been attached hereto as Annex A.

Option Terms.  The Compensation Committee selects the persons to receive options and determines the exercise price, the duration, any conditions on exercise and other terms of the options.  The exercise price of the options may not be less than 100% of the fair market value per share of common stock on the date of grant.    In no event may the duration of an option exceed 10 years and no option may be granted after the expiration of 10 years from the adoption of the plan.

The exercise price of the option is payable in full upon exercise and payment may be in cash or, with our consent, by delivery of shares of common stock owned by the optionee prior to the exercise date of the options (valued at their fair market value at the time of exercise), or by a combination of cash and shares.

Federal Income Tax Consequences of Incentive Stock Options.  No income will be recognized by a holder of an incentive stock option qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes upon the grant or exercise of the option.  The basis of shares received by the option holder upon exercise of the option is the price paid for the shares.  If the option holder holds the shares for at least one year after exercise and two years after the date of the option’s grant, the option holder will recognize capital gain or loss upon sale of the shares equal to the difference between the amount realized on the sale and the exercise price.  Generally, if the shares are not held for that period, the option holder will recognize ordinary income upon sale in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of such shares, or if less, the gain on disposition.  Any additional gain realized by the option holder upon sale will be a capital gain.

The excess of the fair market value of shares received upon the exercise of the option over the exercise price for the shares is an item of adjustment for the option holder for purposes of the alternative minimum tax.

We are not entitled to a deduction upon the exercise of an incentive stock option.  If the option holder disposes of the shares of stock received on exercise prior to the expiration of one year following the exercise or two years after the grant of the option, however, we may deduct an amount equal to the ordinary income recognized by the option holder upon sale of the shares at the time such income is recognized by the option holder, subject to certain limitations on the deductibility of compensation imposed by the Code.

If an option holder uses already owned shares of common stock to pay the purchase price for shares, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the option holder for the applicable holding period required by the Code.  In general, “statutory option stock” is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not restricted stock or stock acquired through the exercise of a nonstatutory stock option.  If the stock is statutory option stock and the applicable holding period has been satisfied, no income will be recognized by the option holder upon transfer in payment of the purchase price of an incentive stock option.  If the stock is not statutory option stock, no income will be recognized by the option holder upon transfer unless the stock is not substantially vested within the meaning of the Code (in which event the option holder will recognize ordinary income equal to the amount by which the fair market value of the transferred shares exceeds their basis).  If the stock used to pay the exercise price of an incentive stock option is statutory option stock and the applicable holding period has not been satisfied, the transfer of the stock will result in the recognition of ordinary income by the option holder in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering the stock was exercised over the exercise price.

Other Tax Consequences.  For United States federal estate tax purposes, the fair market value of an option held by an option holder at the time of his or her death will normally be includible in his or her gross estate.  The acquisition, ownership or disposition of an option or shares acquired upon the exercise of an option may also have tax consequences under various state and foreign laws which may be applicable to certain option holders.  These tax consequences, as well as the federal income and estate tax consequences described above, may vary from person to person depending upon the particular facts and circumstances involved.

Shares of Common Stock Available for Grant.  As of the expiration of the 1995 Employee Stock Option on June 27, 2005, the Compensation Committee had granted options covering a total of 340,500 shares of common stock to 17 of our officers and key employees.  As a result of the termination of this plan, 159,500 shares authorized for issuance under the plan will be cancelled.  If the 2005 plan is approved by shareholders, options may be granted covering a total of 200,000 shares of common stock.  On June 15, 2005, the Compensation Committee awarded stock option grants under the 2005 plan totaling 102,500 to 13 officers and key employees, subject to approval of the plan by shareholders.  The exercise price of the options granted under the 2005 plan is $4.55 per share.

Recommendation Regarding the Approval of the 2005 Employee Stock Option Plan

The Board of Directors recommends that you vote FOR the approval of the 2005 Employee Stock Option Plan.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected the accounting firm of Grant Thornton LLP as our independent auditors to audit the books and records of us and our subsidiaries for the fiscal year ending April 30, 2006, subject to ratification by our shareholders.   Grant Thornton LLP has served as our independent auditors for the past three fiscal years and has provided audit opinions for the past five fiscal years.

AUDIT FEES

The following is a description of fees paid to Grant Thornton LLP or scheduled to be paid under an engagement agreement to Grant Thornton LLP for services in fiscal years 2004 and 2005.  The final amounts actually paid for the fiscal year 2005 audit may differ by an immaterial amount based on the final hourly billing by Grant Thornton LLP.

	Fiscal Year 2004	Fiscal Year 2005

Audit Fees	$171,000	$200,000

Audit Related Fees (1)	$25,000	$25,000
Tax Fees	$0	$0
All Other Fees(2)	$25,392	$-0-

Total Fees	$221,392	$225,000

(1)   Relates to certain attestation work performed in connection with the Company’s activities as loan servicer for affiliated entities.

(2)   Reflects fees paid for attestation work for certain financial disclosures in an offering memorandum related to the issuance of asset-backed term notes.

In accordance with our Audit Committee charter, the Audit Committee is required to approve all fees paid to the independent auditors.  During both fiscal years 2004 and 2005, fees approved by the Audit Committee represented 100%  of all fees paid to the independent auditors.

A representative of Grant Thornton LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Recommendation Regarding the Ratification of the Appointment of Grant Thornton LLP

The Board of Directors recommends that you vote FOR ratification of this appointment.

OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors oversees First Investors’ business and directs its management.  The Board does not involve itself with the day-to-day operations and implementation of the business.  Instead, the Board meets periodically with management to review First Investors’ performance and it future business strategy.  Members of the Board also regularly consult with management to keep informed about the Company’s progress.  If all seven current board members are elected by shareholders for the 2005-2006 term, a majority of the Company’s board would be deemed “independent” as required under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission thereunder.  During the fiscal year ended April 30, 2005, the Board of Directors met 5 times.  All director nominees attended 75 percent or more of the meetings of the Board of Directors and of the committees of the Board on which they served during the past fiscal year.  The Board of Directors has two committees: the Audit Committee and the Compensation Committee.  The Audit Committee, which met 5 times during the past fiscal year, acts as a direct liaison between the Board and our independent auditors, and its functions include the engagement of auditors, reviewing the scope and results of the annual audit and reviewing, as appropriate, our accounting policies, internal controls and financial reporting practices.  The Audit Committee operates under a written charter approved by the Board of Directors.  The Audit Committee is composed of three directors, Robert L. Clarke, Chairman, Seymour M. Jacobs and Daniel M. Theriault.   Each member of the audit committee meets the membership requirements and is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.  The Board of Directors has designated Robert L. Clarke and Daniel M. Theriault as “financial experts” as under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission thereunder.

The Compensation Committee, which met one time during the past fiscal year, is responsible for formulating recommendations to the Board concerning salaries, bonuses and other compensation arrangements for executive management and for administering the Employee Stock Option Plans.  The Compensation Committee is composed of three non-employee directors, John H. Buck, Seymour M. Jacobs and Daniel M. Theriault.

During the 2005 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

We pay a monthly fee in the amount of $500 to each director who is not one of our officers or employees, and reimburse their out-of-pocket expenses incurred in connection with their services as such, including travel expenses.  In addition, under the 2002 Non-Employee Director Stock Option Plan, each director is awarded, on July 15th of each year, stock options representing the right to purchase 20,000 shares of common stock of the Company.  In addition, directors who are not employees of the Company may be eligible for additional option grants in the event we meet certain pre-determined profitability goals for the fiscal year.

In August 1995, when Robert L. Clarke joined the Board of Directors, he was granted a non-transferable option to purchase up to 20,000 shares of common stock, in recognition of the fact that he was the only member of the Board who was neither one of our executive officers nor a substantial shareholder.  The option is exercisable in whole at any time or in part from time to time at an exercise price of $11.00 per share.  On August 2, 2000, in recognition of Mr. Clark’s service as a board member, the Board of Directors granted Mr. Clark a non-transferable option to purchase up to 50,000 shares of common stock, which is exercisable in whole at any time or in part from time to time at an exercise price of $4.75 per share.  Both options will terminate one year after Mr. Clarke ceases to be a member of the Board of Directors, except that in the event of Mr. Clarke’s death while serving as a director the options would be exercisable by his heirs or representatives of his estate for a period of two years after the date of his death.  In connection with the adoption by shareholders of the 2002 Non-Employee Director Stock Option Plan, the 50,000 options awarded in 2000 to Mr. Clarke were cancelled and reissued, under identical terms, as an award under the plan.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

First Investors has adopted a Code of Business Conduct and Ethics (“Code of Conduct”), which applies to the Company’s Chief Executive Officer, Chief Financial Officer and other persons performing similar functions, as well as to the Company’s directors and employees.  The Code of Conduct has been previously filed as an exhibit to the Company’s Form 10-K for the fiscal year ended April 30, 2004.

Nomination Process

Given the size and composition of the Board, the Board has elected not to have a nominating committee.  In lieu of a nominating committee, the Board has determined that a candidate for director nominee, in the event of a vacancy or the establishment of a new directorship on the board of directors, shall be made to the full board of directors for consideration and approval upon the recommendation of no less than a majority of the independent members of the board of directors.

The Board considers director candidates that are suggested by members of the board of directors, as well as management and stockholders.  The Board may also retain a third-party search firm to identify candidates.  The process utilized by the Board for identifying and evaluating nominees for director, including nominees recommended by stockholders, varies as circumstances warrant but may involve (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.  During the search process, the Board endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interests of our stockholders and contribute to our overall corporate goals.

The Board will consider candidates recommended for consideration by our stockholders, provided the information regarding director candidates recommended by our stockholders is submitted to the Board in accordance with the requirements of our Bylaws, Rule 14a-8 of Regulation 14A under the Securities and Exchange Act of 1934, as amended, and other applicable rules and regulations.  Director candidate recommendation materials are required to be sent to our Secretary by writing c/o Corporate Secretary, First Investors Financial Services Group, Inc., 675 Bering, Suite 710, Houston, Texas 77057.  There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on the board of directors, nor are there any specific qualities or skills that are necessary for one or more of our board of directors to possess, other than as are necessary to meet any requirements under rules and regulations applicable to us.  The board of directors considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the board of directors.  When considering nominating existing directors for re-election to the Board, the Board generally also considers the following criteria: record of past attendance at board of directors and committee meetings; ability to contribute to a positive atmosphere in the board room; absence of any cause for removal; past contributions in service on the Board; the value of maintaining continuity within the Board; and the nominees’ desire and willingness to attend future board of directors and committee meetings.

Shareholder Communications

Shareholder communications intended for the board of directors or for particular directors (other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals) may be sent to by writing c/o Corporate Secretary, First Investors Financial Services Group, Inc., 675 Bering, Suite 710, Houston, Texas 77057.  The Secretary will forward all such communications to the board of directors or to particular directors as directed without screening such communications.

OTHER EXECUTIVE OFFICER

Our other executive officer who is not also a director, and who serves at the pleasure of the Board of Directors, is as follows:

Name	Age	Position

Bennie H. Duck	41	Executive Vice President, Secretary, Treasurer and Chief Financial Officer

Bennie H. Duck joined us in May 1996 as Executive Vice President, Secretary, Treasurer and Chief Financial Officer.  Mr. Duck was previously employed for ten years by Bank of America in various capacities and most recently as a Vice President of Corporate Finance where his responsibilities included corporate lending and capital market activities for both high yield and high grade clients.   His previous experience includes middle market lending,  corporate finance and real estate construction and development finance.

SUMMARY COMPENSATION TABLE

The following table sets forth, for the past three fiscal years, the compensation of our President and Chief Executive Officer and Chief Financial Officer.

Name and	Annual Compensation			Long Term Securities Underlying		All Other
Principal Position	Year	Salary	Bonus	Options/SARS		Compensation(1)
Tommy A. Moore, Jr.	2003	$150,000	$-0-	15,000	(2)	$1,125
President and Chief	2004	$210,000	$26,190	15,000	(3)	$1,696
Executive Officer	2005	$225,000	$-0-	15,000	(4)	$1,613

Bennie H. Duck	2003	$150,000	$-0-	10,000	(2)	$1,125
Executive Vice President	2004	$190,000	$15,000	10,000	(3)	$1,425
and Chief Financial Officer	2005	$225,000	$-0-	10,000	(4)	$1,650

 (1)                 Reflects amounts contributed by us as regular matching contributions under our 401(K) Plan.

 (2)                 Consists of options under our 1995 Employee Stock Option Plan granted effective September 11, 2002.

 (3)                 Consists of options granted under our 1995 Employee Stock Option Plan effective September 10, 2003.

 (4)                 Consists of options granted under our 1995 Employee Stock Option Plan effective July 15,2004.

The following table sets forth information concerning the grant of stock options to officers named in the Summary Compensation Table above.

OPTION GRANTS IN FISCAL YEAR 2005

	Individual Grants
	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Terms ($)(2)
Name	(Shares)		in fiscal year	($/Share)	Date	5%	10%
Tommy A.Moore, Jr.	15,000	(1)	19.7%	$4.99	7/15/2014	$47,073	$119,292
Bennie H. Duck	10,000	(1)	13.2%	$4.99	7/15/2014	$31,382	$79,528

(1)	The options vest in cumulative annual increments of 20% beginning July 15, 2006.
(2)

These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock of the Company and overall market conditions. There can be no assurance that the stock appreciation amounts reflected in the table will be achieved.

The following table sets forth certain information with respect to the exercise of options to purchase common stock during the fiscal year ended April 30, 2005, and the unexercised options held at April 30, 2005 and the value thereof, by each of the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION/SAR VALUES

	Shares
	Acquired		Number of Securities		Value of Unexercised
	on	Value	Underlying Unexercised		In-the-Money Options/SARS
	Exercise	Realized	Options/SARS at Fiscal Year End		at Fiscal Year-End
	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Tommy A.Moore, Jr.	—	—	9,000	36,000	$9,600	$14,400
Bennie H. Duck	—	—	60,000	30,000	$10,800	$10,700

The following table sets forth certain information with respect to the aggregate amount of stock options issued by the Company under both plans approved by shareholders and plans not approved by shareholders as of April 30, 2005.

EQUITY COMPENSATION PLANS

Plan category	Number of securities to be issued upon exercise of outstanding options at Fiscal Year End		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
	(a)		(b)	(c)
Equity compensation Plans approved by security holders	750,500		$4.70	249,500
Equity compensation Plans not approved by security holders	20,000	(1)	$11.00	-0-
Total	770,500			249,500

(1)       Represents options granted to Robert L. Clarke upon his election to the Board in 1995. See “Other Information Concerning the Board of Directors” for more information.

EMPLOYMENT AGREEMENTS

As of April 30, 2005, there were no employment agreements in place between the Company and any executive officer or key employee.

STOCK OPTION PLANS

In June 1995, the Board of Directors adopted the Company’s 1995 Employee Stock Option Plan (the “Plan”), which was thereafter approved by the shareholders of the Company.  In September 2002, the shareholders approved an amendment to the Plan to increase the shares available under the Plan to an aggregate of 500,000. The Plan is administered by the Compensation Committee of the Board of Directors and provided that options may be granted to officers and other key employees for the purchase of up to 500,000 shares of common stock, subject to adjustment in the event of certain changes in capitalization.  Options may be granted either as incentive stock options (which are intended to qualify for certain favorable tax treatment) or as non-qualified stock options.  On June 27, 2005, the 1995 Employee Stock Option Plan expired in accordance with its original terms.

Under the terms of the 1995 plan, the Compensation Committee selected the persons to receive options and determined the exercise price, the duration, any conditions on exercise and other terms of the options.  In the case of options intended to be incentive stock options, the exercise price may not be less than 100% of the fair market value per share of Common Stock on the date of grant.  With respect to non-qualified stock options, the exercise price may be fixed as low at 50% of the fair market value per share at the time of grant.  In no event may the duration of an option exceed 10 years and no option may be granted after the expiration of 10 years from the adoption of the Plan.

The exercise price of the option is payable in full upon exercise in cash.  At the discretion of the Compensation Committee, options may be issued in tandem with stock appreciation rights entitling the option holder to receive an amount in cash or in shares of common stock, or a combination thereof, equal in value to any increase since the date of grant in the fair market value of the common stock covered by the option.

As of the termination date of the plan,  the Compensation Committee had granted options representing the right to purchase a total of 360,500 shares of common stock to officers and key employees of the Company under the 1995 Employee Stock Option Plan leaving 159,500 shares available as of the expiration of the plan on June 27, 2005.

In September 2002, the shareholders approved the 2002 Non-Employee Director Stock Option Plan under which non-employee directors are issued, on July 15th of each year, an option to purchase 20,000 shares of common stock at a strike price equal to the average market price on the date of grant.  In addition, non-employee directors may be issued additional options annually to the extent that we achieve certain operating results that are predetermined prior to the beginning of the fiscal year.  Each option is issued for a term of 10 years and each grant vests in equal annual installments over the three years following the grant date.  As of July 15, 2005, a total of 490,000 options had been issued to non-employee directors leaving a remaining 10,000 available under the plan.

The Company had also granted, in 1995, stock options covering a total of 20,000 shares of common stock, to a Director who is neither an officer nor an employee.  The terms of this option, which was not issued under the Plan, are described above under “Other Information Concerning the Board of Directors.”

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company’s (FIFS) common stock from May 1, 2000 through April 30, 2005 against the cumulative total return indices of the Nasdaq Stock (U.S.) Index and the Nasdaq Financial Index for the comparable period.  The historical stock price performance for the Company’s stock shown on the graph below is not necessarily indicative of future stock performance.  The Company will not make nor endorse any predictions of future stock performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee establishes and administers the Company’s executive compensation programs.  Executive officers of the Company whose compensation is established by the Compensation Committee are Tommy A. Moore, Jr. and Bennie H. Duck.

The Compensation Committee strives to establish and maintain a competitive, fair and equitable compensation and benefits policy designed to retain personnel and to stimulate their useful and profitable efforts on behalf of the Company. Under the supervision of the Compensation Committee, the Company develops and implements compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company’s senior executives with those of its shareholders.  The Compensation Committee has adopted the following guidelines for making its compensation decisions:

•                  Provide a competitive total compensation package that enables the Company to attract and retain key executives.

•                  Integrate all compensation programs with the Company’s annual and long-term business objectives and strategy and focus executive behavior on the fulfillment of those objectives.

•                  Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

The Board has granted the Compensation Committee the authority to establish all components of executive pay.  Any change in executive pay is reported to the Board.  During 2005, the primary components of the Company’s executive compensation program were (1) base salary, (2) bonuses, and (3) stock option grants under the Company’s Employee Stock Option plans.

The Compensation Committee reviews the salary of each of these executive officers annually.  In determining each executive officer’s base salary the Compensation Committee considers the individual’s performance, the performance of the Company during the most recent fiscal year and the individual’s contribution to that performance, as well as the compensation practices of other companies.   In May 2004, the Compensation Committee voted to increase Mr. Moore’s annual salary from $210,000 to $225,000 and to increase Mr. Duck’s annual salary from $190,000 to $225,000.  The decision to increase the base salary of Mr. Moore and Mr. Duck was based on (i) increased duties and responsibilities as a result of management changes within the Company;  and (ii) consideration of the compensation levels of chief executive officers and chief financial officers of comparable consumer finance companies.

Bonus compensation is discretionary and is formulated and paid on an annual basis following the Company’s fiscal year end.  A determination of whether to pay a bonus and the amount of any bonus is based primarily upon the overall performance of the Company and secondarily on the individual performance of each executive officer.   Based upon operating results of the Company for the 2004 fiscal year, which were below fiscal 2003 results, and the approved increase in base compensation for both individuals, no bonuses were awarded to the executive officers during fiscal 2005.

Awards under the Employee Stock Option Plans to executive officers, management and all other employees of the Company are established by the Compensation Committee.  The Compensation Committee believes that grants of stock options to executive officers, management and other key employees of the Company align the interests of these individuals with the interests of stockholders.  Stock options provide an ongoing, long-term, incentive to executive officers, management and key employees as the value of the stock options depends on the continued success of the Company.  In July 2004, the Compensation Committee awarded options to purchase 15,000 shares of common stock to Mr. Moore and options to purchase 10,000 shares of common stock to Mr. Duck at exercise prices equal to the then current market price of $4.99 per share in recognition of their contributions to the Company during the 2004 fiscal year.

As of July 15, 2005, stock options covering a total of 340,500 shares of common stock had been awarded under the 1995 Employee Stock Option Plan.  On July 15, 2005, the Compensation Committee awarded 102,500 options with a strike price of $4.55 to certain key members of management under the 2005 Employee Stock Option Plan subject to ratification of the plan by shareholders as described herein.  Included in this award was 25,000 options awarded to Mr. Moore and 20,000 options awarded to Mr. Duck.  Assuming ratification of the 2005 Plan,  147,500 shares remain available for future grants under the 2005 Employee Stock Option Plan.  With the expiration of the 1995 Plan, the 159,500 shares remaining will be cancelled.  As of July 15, 2005, 490,000 options have been granted under the 2002 Non –Employee Director Stock Option Plan with 10,000 shares remaining available for future grants.

Date:  July 25, 2005

2005 Compensation Committee

of the Board of Directors

John H. Buck

Seymour M. Jacobs

Daniel M. Theriault

AUDIT COMMITTEE REPORT

The Audit Committee of the Company operates under a written charter approved by the Committee and by the full Board of Directors.  The Audit Committee has reviewed and assessed the adequacy of its charter in connection with the preparation of the Company’s annual report to shareholders.  A copy of the Audit Committee’s charter was filed as an exhibit to the 2003 Proxy Statement and has not been subsequently amended.

In accordance with its charter, the Audit Committee of the Company assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing, financial reporting and internal controls.  The Audit Committee’s responsibilities can be classified as assisting the Board in monitoring three broad categories:

•                  The integrity of the Company’s financial statements and internal controls

•                  The Company’s compliance with regulatory compliance as it relates to financial reporting and,

•                  The qualification, independence and performance of the Company’s independent auditor

The Audit Committee has implemented procedures to ensure that it devotes the attention it deems necessary or appropriate to each of the matters assigned to it under its charter.  In carrying out its responsibilities, the Audit Committee met five times during the fiscal year 2005.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended April 30, 2005 with management and Grant Thornton LLP (“Grant Thornton”), the Company’s independent auditors.  The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with the Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; has been timely briefed by Grant Thornton as required of the Sarbanes-Oxley Act; and follows the mandates of the Securities and Exchange Commission’s rules on Strengthening the Commission’s Requirements Regarding Auditor Independence.  In addition, the Audit Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independent Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independent Standards Board, and has discussed with the auditors the auditors’ independence.

Based on its review and discussions with management and Grant Thornton, and pursuant to a delegation of authority from the Board of Directors, the Audit Committee has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2005 for filing with the Securities and Exchange Commission.

Date:  July 20, 2005

2005 Audit Committee

Robert L. Clarke

Seymour M. Jacobs

Daniel M. Theriault

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our common stock and the exercisable portfion of our stock options, as of July 15, 2005, by: (i) each person who is known by us to own beneficially more than 5% of the issued and outstanding shares of common stock, (ii) each director, and (iii) each executive officer named in the Summary Compensation Table elsewhere herein.  Unless otherwise indicated, each of the persons has sole voting and dispositive power over the shares of common stock shown as beneficially owned by such person.

Name and Address	Position With Company	Amount and Nature of Beneficial Ownership		Percent of Class

Tommy A. Moore, Jr. 675 Bering, Suite 710 Houston, Texas 77057	Chairman of the Board, President and Chief Executive Officer	415,000	(1)	9.4%

Bennie H. Duck 675 Bering, Suite 710 Houston, Texas 77057	Executive Vice President and Chief Financial Officer	68,000	(2)	1.5%

Name and Address	Position With Company	Amount and Nature of Beneficial Ownership		Percent of Class

Walter A. Stockard, Jr. 2001 Kirby, Suite 901 Houston, Texas 77019	Director	400,000	(3)	9.0%

Roberto Marchesini 675 Bering, Suite 710 Houston, Texas 77057	Director and Vice President – Portfolio Risk Management	29,000	(4)	*

Robert L. Clarke 711 Louisiana, Suite 2900 Houston, Texas 77002	Director	110,000	(5)	2.4%

Seymour M. Jacobs One Fifth Avenue New York, New York 10003	Director	585,800	(6)	13.2%

John H. Buck 5100 Bank of America Center 700 Louisiana Houston, Texas 77002	Director	40,000	(7)	*

Daniel M. Theriault One Rockefeller Plaza, 19th Floor New York, New York 10020	Director	303,900	(8)	6.9%

J. Randal Roberts 15 Sundown Parkway Austin, Texas 78746		366,669	(9)	7.7%

JAM Partners, LP One Fifth Avenue New York, New York 10003	500,000	(6)	10.5%

Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	388,500		8.1%

Kristene S. Moore P.O. Box 460445 Houston, Texas 77056	400,000		8.4%

Hot Creek Ventures I, LP P.O. Box 3178 Gardnerville, Nevada	388,531		8.1%

All executive officers and directors as a group (8 persons)	1,951,700	(10)	40.9%

*	Less than 1% of the Common Stock outstanding.

(1)	Reflects 400,000 shares held by Mr. Moore and 15,000 shares representing the currently exercisable portion of stock options held by Mr. Moore covering 45,000 shares in the aggregate.
(2)	Reflects currently exercisable portion of stock options held by Mr. Duck covering 110,000 shares in the aggregate.
(3)

Consists of 360,000 shares held by Mr. Stockard as custodian for two minor children, as to which he disclaims beneficial ownership; and 20,000 shares representing the currently exercisable portion of stock options held by Mr. Stockard covering 80,000 shares in the aggregate.

(4)	Reflects the currently exercisable portion of stock options held by Dr. Marchesini covering 45,000 shares in the aggregate.
(5)	Reflects currently exercisable portion of stock options held by Mr. Clarke covering 150,000 shares in the aggregate.
(6)

Includes 500,000 shares held by JAM Partners, LP, 45,000 shares held by Mr. Jacobs individually, 800 shares held by other affiliated individuals or entities as to which Mr. Jacobs may be deemed to be a beneficial holder and 40,000 shares representing the currently exercisable portion of stock options held by Mr. Jacobs covering 80,000 shares in the aggregate.

(7)	Reflects the currently exercisable portion of stock options held by Mr. Buck covering 80,000 shares in the aggregate.
(8)

Reflects 50,000 shares held by Mr. Theriault individually and 20,000 shares representing the currently exercisable portion of stock options held by Mr. Theriault covering 60,000 shares in the aggregate. Also includes 205,800 shares held by Palladium Partners LP, and 28,100 shares held by Palladium Offshore, Ltd.. With respect to the Palladium Partners LP shares, Mr. Theriault is the managing member of the general partner of Palladium Partners LP and serves as managing member and the portfolio manager of the investment advisor to Palladium Partners LP. With respect to the Palladium Offshore, Ltd. shares, Mr. Theriault is the managing member of the controlling shareholder of Palladium Offshore, Ltd. and serves as a portfolio manager for the investment advisor to Palladium Offshore, Ltd.

(9)	Includes 20,000 shares held by a trust for a minor child, as to which Mr. Roberts disclaims beneficial ownership.
(10)	Includes 362,000 shares issuable upon the exercise of stock options that are currently exercisable.

RELATED PARTY TRANSACTIONS

On December 3, 2001, we entered into an agreement with W.A. Stockard, a former member of our Board of Directors and current Director Emeritus under which we may, from time to time, borrow up to $2.5 million.  The proceeds of the borrowings will be utilized to fund certain private and open market purchases of our common stock pursuant to a Stock Repurchase Plan authorized by the Board of Directors and for general corporate purposes.  Borrowings under the facility bear interest at a fixed rate of 10 percent per annum.  The facility is unsecured and expressly subordinated to our senior credit facilities. The facility matures on December 3, 2008, but may be repaid at any time unless we are in default on one of our other credit facilities.  On December 6, 2004, the original loan agreement was replaced with $2.5 million loan agreement containing identical terms and conditions between us and a limited partnership that is affiliated with W.A. Stockard, Jr., a current shareholder, member of the Board of Directors and son of W.A. Stockard.  As of July 15, 2005, $2,500,000 was outstanding under this facility.  Total interest expense incurred under this facility during the fiscal year ended April 30, 2005, was $17,808.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, executive officers and beneficial owners of more than ten percent of the outstanding common stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of common stock at the time they become subject to the reporting requirements and at the time of any changes in beneficial ownership occurring thereafter.

Based upon a review of reports submitted to us and representations of persons known by us to be subject to these reporting requirements, we believe that all such reports due in the fiscal year ended April 30, 2005, were filed on a timely basis except for certain late reports on Form 4 concerning Messrs. Buck, Clarke, Jacobs, Stockard and Theriault related to the automatic granting of stock options under the 2002 Non-Employee Director Stock Option Plan.  A Form 4 was filed on July 20, 2004 for the July 15, 2004 grants rather than on July 19, 2004 as required.

SHAREHOLDER PROPOSALS

Any proposals of shareholders which are intended to be presented at the 2006 Annual Meeting of shareholders must be received by the Secretary by April 5, 2006, for consideration for inclusion in the proxy statement and form of proxy for that meeting.  Any such proposals should be submitted to us at 675 Bering Drive, Suite 710, Houston, Texas 77057, Attention: Corporate Secretary.

Such proposals must also have complied with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if the proposal is to be considered for inclusion in our proxy statement for such meeting.  We must receive notice of any shareholder proposal to be brought before the meeting outside the process of Rule 14a-8 at the address noted above not less than 45 days prior to the meeting; provided, if we give notice or prior public disclosure of the date of the annual meeting less than 50 days before the meeting, such shareholder’s notice must be received not later than the close of business on the seventh day following the date on which our notice of the date of the annual meeting was mailed or public disclosure made.

EXPENSES OF SOLICITATION

We will bear the cost of solicitation of proxies.  Solicitation will be made initially by mail.  Our directors, officers and other regular employees may, without compensation other than their regular compensation, solicit proxies by mail, telephone or other form of direct communication.  We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation material to beneficial owners.

By Order of the Board of Directors

/s/ Bennie H. Duck
Bennie H. Duck, Secretary

ANNEX A

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

2005 STOCK OPTION PLAN

ESTABLISHMENT AND PURPOSE

1.1          Establishment and Purpose.  First Investors Financial Services Group, Inc. (“First Investors”) hereby establishes the First Investors Financial Services Group, Inc. 2005 Stock Option Plan, as set forth in this document.  The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock of First Investors.  A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors and officers of the Company and to provide such individuals with incentive and reward opportunities.  Toward these objectives, Options may be granted under the Plan to Employees, directors and other individuals serving as officers for the Company on the terms and subject to the conditions set forth in the Plan.

Effectiveness and Term.  The Plan shall become effective as of July 12, 2005, the date of its adoption by the Board (the “Effective Date”), provided it is duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the stockholders of First Investors duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board.  If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

ARTICLE II.         DEFINITIONS

2.1          “Affiliate” means (i) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of First Investors, as those terms are defined in sections 424(e) and (f) of the Code, respectively, and (ii) with respect to Nonqualified Stock Options, (A) a “parent corporation” or a subsidiary corporation” of First Investors as defined in (i) above, (B) a limited liability company, partnership or other entity in which First Investors controls 50% or more of the voting power or equity interests.

2.2          “Board” means the Board of Directors of First Investors.

2.3          “Cause” means a finding by the Committee of acts or omissions constituting willful misconduct or gross negligence in the course of the Optionee’s employment or service with the Company.

2.4          “Change of Control” means any of the following events:

(a)           the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which persons who were stockholders of First Investors immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(b)           the sale, lease or disposition (in one or a series of related transactions) by the Company of all or substantially all of the Company’s assets to any person or its Affiliates, other than the Company or its Affiliates; or

(c)           the approval by the Board or the stockholders of First Investors of a complete or substantially complete liquidation or dissolution of First Investors; or

(d)           any event similar to the foregoing that the Committee determines in its absolute discretion would, if consummated, materially alter the structure or business First Investors.

2.5          “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

2.6          “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board.  During such time as the Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be an Outside Director.  To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

2.7          “Common Stock” means the common stock of First Investors, $0.001 par value per share, or any stock or other securities of hereafter issued or issuable in substitution or exchange for the Common Stock.

2.8          “Company” means First Investors and any Affiliate.

2.9          “Effective Date” means the date this Plan becomes effective as provided in Section 1.2.

2.10        “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include an Outside Director or an individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.11        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12        “Fair Market Value” means the fair market value of the Common Stock, as determined in good faith by the Committee or (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by NASDAQ for the date the Option is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

2.13        “First Investors” means First Investors Financial Services Group, Inc., a Texas corporation, or any successor thereto.

2.14        “Grant Date” means the date an Option is determined to be effective by the Committee upon the grant of such Option.

2.15        “Incentive Stock Option” means an Option that is intended to meet the requirements of section 422(b) of the Code.

2.16        “NASDAQ” means The NASDAQ Stock Market, Inc.

2.17        “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.18        “Option” means an option to purchase shares of Common Stock granted to an Optionee pursuant to the Plan.  An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.19        “Option Agreement” means a written agreement between First Investors and an Optionee that sets forth the terms, conditions, restrictions and limitations applicable to an Option.

2.20        “Optionee” means an Employee, director or officer performing services for the Company that has been granted an Option.

2.21        “Outside Director” means a member of the Board who: (i) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (ii) from and after the date on which the remuneration paid pursuant to the Plan becomes subject to the deduction limitation under Section 162(m) of the Code, qualifies as an “outside director” under Section 162(m) of the Code, (iii) qualifies as a “non-employee director” of First Investors under Rule 16b-3, and (iv) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.22        “Permitted Transferee” shall have the meaning given such term in Section 9.4.

2.23        “Plan” means this First Investors Financial Services Group, Inc. 2005 Stock Option Plan, as in effect from time to time.

2.24        “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

ARTICLE III.  PLAN ADMINISTRATION

3.1          Plan Administrator and Discretionary Authority.  The Plan shall be administered by the Committee.  The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.  The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:  (i) interpret the Plan and the Option Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Options granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Option Agreement; (iv) prescribe the form of Option Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Options should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise or vesting of an Option when such action or actions would be in the best interests of the Company; (xi) require Optionees to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Option for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan.  The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Options granted under, the Plan.  The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Optionees and their respective Permitted Transferees, estates, beneficiaries and legal representatives.

3.2          Liability; Indemnification.  No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Options granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by First Investors with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV.  SHARES SUBJECT TO THE PLAN

4.1          Available Shares.  Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Options under the Plan, including Incentive Stock Options, shall be 200,000 shares of Common Stock.  Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine.  During the term of this Plan, First Investors will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

4.2          Adjustments for Recapitalizations and Reorganizations.  If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization, or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without First Investors’ receipt of consideration, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or First Investors’ payment of an extraordinary cash dividend, or distribution or dividend or distribution consisting of any assets of First Investors other than cash, the maximum number and kind of shares of Common Stock available for issuance under the Plan, the maximum number and kind of shares of Common Stock available for issuance under the Plan as Options, including Incentive Stock Options, the number and kind of shares of Common Stock covered by outstanding Options, and the price per share or the applicable market value or performance target of such Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

4.3          Adjustments for Options.  The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Options under the Plan are counted.  Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Options under the Plan:

(a)           Options.  The grant of Options shall reduce the number of shares of Common Stock available for grant under the Plan by the number of shares of Common Stock subject to such an Option.

(b)           Cancellation, Forfeiture and Termination.  If any Option referred to in Section 4.3(a) is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Option shall again be available for grant of Options under the Plan.

(c)           Payment of Exercise Price and Withholding Taxes.  If previously acquired shares of Common Stock are used to pay the exercise price of an Option, the number of shares available for grant of Options under the Plan shall be increased by the number of shares delivered as payment of such exercise price.  If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise or vesting of an Option, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Option are withheld to pay withholding taxes payable upon exercise or vesting of such Option, the number of shares available for grant of Options under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE V.  ELIGIBILITY

The Committee shall select Optionees from those Employees, directors and officers performing services for the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company.  Once a Optionee has been selected for an Option by the Committee, the Committee shall determine the type and size of Option to be granted to the Optionee and shall establish in the related Option Agreement the terms, conditions, restrictions and limitations applicable to the Option, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI.  OPTIONS

6.1          General.  Options may be granted in the form of Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may only be granted to Employees.  All Options shall be subject to the terms, conditions, restrictions and limitations of the Plan.

6.2          Terms and Conditions of Options.

(a)           An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.  The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company.  Except as otherwise provided in Section 6.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than ten years after the Grant Date.

(b)           The Committee may, in its sole discretion, subject any Option to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Option and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Option), provided they are not inconsistent with the terms of the Plan.  The Committee may, but is not required to, subject an Option to such conditions as it determines are necessary or appropriate to ensure than an Option constitutes “qualified performance based compensation” within the meaning of section 162(m) of the Code and the regulations thereunder.  Any combination of Options may be granted at one time and on more than one occasion to the same Optionee.  The Committee may permit or require an Optionee to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Optionee in connection with any Option; provided, however, that any permitted deferrals shall be structured to avoid negative tax consequences to the Optionee under Section 409A of the Code.

6.3          Restrictions Relating to Incentive Stock Options.

(a)           Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 6.2, comply with section 422(b) of the Code.  To the extent the aggregate Fair Market Value (determined as of the times the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of First Investors and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options.  The Committee shall determine, in accordance with the applicable provisions of the Code, which of an Optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.  The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.  No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of First Investors or an Affiliate, within the meaning of section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

(b)           Each Optionee awarded an Incentive Stock Option shall notify First Investors in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option.  A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

6.4          Exercise of Options.

(a)           Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to First Investors, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

(b)           Upon exercise of an Option, the exercise price of the Option shall be payable to First Investors in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

(c)           During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to First Investors or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to First Investors to pay the exercise price and any required withholding taxes.

(d)           As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, First Investors shall (i) deliver to the Optionee, in the Optionee’s name or the name of the Optionee’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Optionee’s name or the name of the Optionee’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

6.5          Termination of Employment.

(a)           Each Option Agreement embodying the award of an Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s employment or service with the Company.  Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service.  In the event an Option Agreement does not set forth such termination provisions, then the following provisions shall apply with respect to such Option: if the employment or service of an Optionee shall terminate for any reason, with or without Cause, each outstanding Option held by the Optionee may be exercised, to the extent then vested, until the earlier of (i) the expiration of three months from the date of such termination of employment or service or (ii) the expiration of the term of such Option.

(b)           Notwithstanding the foregoing, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of an Optionee who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Optionee is an Employee of First Investors or an Affiliate (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

6.6          No Repricing.  Except for adjustments made pursuant to Section 4.2,  no Option may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Option; and, the Committee may not cancel an outstanding Option that is under water for the purpose of granting a replacement Option of a different type.

6.7          Loans.  The Committee may, in its sole discretion, approve the extension of a loan by the Company to an Optionee who is an Employee to assist the Optionee in paying the exercise price or purchase price of an Option; provided, however, that no loan shall be permitted if the extension of such loan would violate any provision of applicable law.  Any loan will be made upon such terms and conditions as the Committee shall determine.

ARTICLE VII.  CHANGE OF CONTROL

7.1          Vesting of Options.  Except as provided otherwise below in this Article or in an Option Agreement at the time an Option is granted, notwithstanding anything to the contrary in this Plan, upon any Change of Control, any time periods, conditions or contingencies relating to the exercise of any Option shall be automatically accelerated so that the Option may be exercised at the effective time of the Change of Control; provided, however, that in the event all outstanding Options are replaced as of the effective time of a Change of Control by comparable types of awards of greater or at least substantially equivalent value, as determined by the Committee in its sole discretion, no such automatic acceleration shall occur except to the extent the Committee, in its sole discretion, provides for such acceleration or unless such acceleration is expressly provided for in connection with such replacement.

7.2          Cancellation of Options.  Notwithstanding the foregoing, on or prior to the date of a Change of Control, with respect to any or all outstanding Options, the Committee may, without the consent of any Optionee, require that Optionees surrender their outstanding Options in exchange for payment by the Company, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Optionee’s unexercised Options exceeds the exercise price.

ARTICLE VIII.  AMENDMENT AND TERMINATION

8.1          Plan Amendment and Termination.  The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock if (i) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Options under the Plan, or (ii) counsel for First Investors determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted.  An amendment to the Plan shall not require stockholder approval if it curtails rather than expands the scope of the Plan, nor if it is made to conform the Plan to new statutory or regulatory requirements that arise after submission of the Plan to stockholders for their approval, such as, without limitation, changes to section 409A of the Code, or regulations or other guidance issued thereunder.  Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Options granted prior to such termination.  Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the consent of the Optionee (or the Permitted Transferee) holding such Option.

8.2          Option Amendment and Cancellation.  The Committee may amend the terms of any outstanding Option granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Optionee’s (or a Permitted Transferee’s) rights under an outstanding Option without the consent of the Optionee (or the Permitted Transferee) holding such Option.

ARTICLE IX.  MISCELLANEOUS

9.1          Option Agreements.  After the Committee grants an Option under the Plan to an Optionee, First Investors and the Optionee shall enter into an Option Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Option and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Option Agreements need not be identical.  All Option Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Option Agreement and the Plan, the terms of the Plan shall govern.

9.2          Listing; Suspension.

(a)           As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Option shall be conditioned upon such shares being listed on such exchange or system.  First Investors shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Option with respect to such shares shall be suspended until such listing has been effected.

(b)           If at any time counsel to First Investors or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on First Investors or its Affiliates under the laws of any applicable jurisdiction, First Investors or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Options, and the right to exercise any Option or other Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on First Investors or its Affiliates.

(c)           Upon termination of any period of suspension under this Section, any Option affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option unless otherwise determined by the Committee in its sole discretion.

9.3          Additional Conditions.  Notwithstanding anything in the Plan to the contrary:  (i) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Option or the issuance of any shares of Common Stock pursuant to any Option, require the recipient of the Option or such shares of Common Stock, as a condition to the receipt thereof, to deliver to First Investors a written representation of present intention to acquire the Option or such shares of Common Stock for his own account for investment and not for distribution, (ii) the certificate for shares of Common Stock issued to an Optionee may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

9.4          Transferability.

(a)           All Options granted to an Optionee shall be exercisable during his lifetime only by such Optionee, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section; provided, however, that in the event of an Optionee’s legal incapacity, an Option may be exercised by his guardian or legal representative.  When an Optionee dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Optionee may acquire the rights under an Option. Any such successor must furnish proof satisfactory to First Investors of the successor’s entitlement to receive the rights under an Option under the Optionee’s will or under the applicable laws of descent and distribution.

(b)           Except as otherwise provided in this Section, no Option shall be subject to execution, attachment or similar process, and no Option may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution.  Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Option not specifically permitted by the Plan or the Option Agreement shall be null and void and without effect.

(c)           If provided in the Option Agreement, Nonqualified Stock Options may be transferred by an Optionee to a Permitted Transferee.  For purposes of the Plan, “Permitted Transferee” means (i) a member of an Optionee’s immediate family, (ii) any person sharing the Optionee’s household (other than a tenant or employee of the Optionee), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Optionee or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Optionee or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to First Investors.  In determining whether a person is a “Permitted Transferee,” immediate family members shall include an Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(d)           Incident to an Optionee’s divorce, the Optionee may request that First Investors agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code section 414(p)) with respect to all or a part of one or more Options made to the Optionee under the Plan.  First Investors’ decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of First Investors.  The Committee’s decision need not be uniform among Optionees.  As a condition of participation, an Optionee agrees to hold First Investors harmless from any claim that may arise out of First Investors’ observance of the terms of any such domestic relations order.

9.5          Withholding Taxes.  The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Optionee to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Optionee any withholding obligations with respect to Options.  In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Optionee to pay the amount of taxes required by law to be withheld from or with respect to an Option by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Option, or (ii) permitting the Optionee to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes.  No payment shall be made and no shares of Common Stock shall be issued pursuant to any Option unless and until the applicable tax withholding obligations have been satisfied.

9.6          No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Option granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

9.7          Notices.  All notices required or permitted to be given or made under the Plan or pursuant to any Option Agreement (unless provided otherwise in such Option Agreement) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith.  Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.  First Investors or an Optionee may change, at any time and from time to time, by written notice to the other, the address that it or such Optionee had theretofore specified for receiving notices.  Until such address is changed in accordance herewith, notices hereunder or under an Option Agreement shall be delivered or sent (i) to an Optionee at his address as set forth in the records of the Company or (ii) to First Investors at the principal executive offices of First Investors clearly marked “Attention:  Stock Option Plan Administration.”

9.8          Compliance with Law and Stock Exchange or Association Requirements.  In addition, it is the intent of the First Investors that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that Options intended to constitute “qualified performance-based awards” comply with the applicable provisions of Section 162(m) of the Code and that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Committee may permit or require, and any Option granted that is subject to Section 409A of the Code, comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Sections 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply.  Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Option if it is contrary to law, governmental regulation, or stock exchange or association requirements or modify an Option to bring it into compliance with any government regulation or stock exchange or association requirements.  The Committee may agree to limit its authority under this Section.

9.9          Binding Effect.  The obligations of First Investors under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of First Investors, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of First Investors.  The terms and conditions of the Plan shall be binding upon each Optionee and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

9.10        Severability.  If any provision of the Plan or any Option Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

9.11        No Restriction of Corporate Action.  Nothing contained in the Plan shall be construed to prevent First Investors or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by First Investors or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Options made or to be made under the Plan.  No Optionee or other person shall have any claim against First Investors or any Affiliate as a result of such action.

9.12        Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

9.13        No Right, Title or Interest in Company Assets.  No Optionee shall have any rights as a stockholder of First Investors as a result of participation in the Plan until the date of issuance of Common Stock in his name.  To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company.  All Options shall be unfunded.

9.14        Risk of Participation.  Nothing contained in the Plan shall be construed either as a guarantee by First Investors or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by First Investors or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

9.15        No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including without limitation First Investors and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Options or payments thereunder made to or for the benefit of an Optionee under the Plan or that such tax treatment will apply to or be available to an Optionee on account of participation in the Plan.

9.16        Continued Employment.  Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate an Optionee’s employment at or service any time, with or without cause.  The loss of existing or potential profit in Options will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of First Investors or an Affiliate to the Optionee.

9.17        Miscellaneous.  Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof.  The use of the masculine gender shall also include within its meaning the feminine.  Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

IN WITNESS WHEREOF, this Plan has been executed as of the Effective Date.

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

By:	/s/ TOMMY A. MOORE, JR.
	Name:	Tommy A. Moore, Jr.
	Title:	President and
Chief Executive Officer

FIRST INVESTORS FINANCIAL

SERVICES GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, September 8, 2005

First Investors Financial Services Group, Inc.	proxy

This Proxy is solicited by the Board of Directors

For the Annual Meeting of Shareholders September 8, 2005

Tommy A. Moore, Jr., and Roberto Marchesini, and each or any of them, with full power of substitution and revocation in each, are hereby appointed as Proxies authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FIRST INVESTORS FINANCIAL SERVICES GROUP, INC. to be held at 675 Bering Drive, Suite 710, Houston, Texas 77057 on Thursday, September 8, 2005 at 11:00 a.m., and at any postponements or adjournments of that meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting.

This proxy will be voted as specified or, if no choice is specified, will be voted FOR the election of the nominees named and FOR each of the other proposals specified herein.

See reverse for voting instructions.

 Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	01 Tommy A. Moore, Jr.	05 Seymour M. Jacobs	☐	Vote FOR	☐	Vote WITHHELD
	02 Walter A. Stockard, Jr.	06 John H. Buck		all nominees		from all nominees
	03 Robert L. Clarke	07 Daniel M. Theriault		(except as marked)
04 Roberto Marchesini

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to establish the 2005 Employee Stock Option Plan.	☐	For	☐	Against	☐	Abstain

3. Ratification of the appointment of Grant Thornton LLP as independent accountants of the Company and its subsidiaries for the fiscal year ending April 30, 2006.	☐	For	☐	Against	☐	Abstain

4. In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.